As filed with the Securities and Exchange Commission on March 29, 2022
Registration Statement No.  333−

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0464853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2120 Colorado Avenue, #230 Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)
Ontrak, Inc. 401(k) Plan
(Full title of the plan)

Terren S. Peizer
Executive Chairman
c/o Ontrak, Inc.
2120 Colorado Avenue, #230
Santa Monica, California 90404
(Name and address of agent for service)
(310) 444-4300
(Telephone number, including area code, of agent for service)

With a copy to:
Mitchell S. Nussbaum
Norwood P. Beveridge
Lili Taheri
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐
This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I
STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement relates to securities of the same class as those to which a prior effective registration statement on Form S-8 (File No. 333-237566) relates (the “Existing S-8”), and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Existing S-8, except as otherwise set forth in this Registration Statement, are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Appendix A to Registrant’s Definitive Schedule 14C filed with the Securities and Exchange Commission on October 4, 2019.

3.2
Certificate of Amendment of the Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Exhibit 3.1 of Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020.

3.3
Certificate of Designations regarding Registrant’s 9.50% Series A Cumulative Perpetual Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2020.

3.4
Amendment No. 1 to Certificate of Designations regarding the Registrants 9.50% Series A Cumulative Perpetual Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020.

3.5	Amended and Restated By-Laws of Ontrak, Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020.
5.1	Opinion of Loeb & Loeb LLP.
5.2
Copy of Internal Revenue Service Opinion Letter Regarding Qualification of the Ontrak, Inc. 401(k) Plan under Section 401 of the Internal Revenue Code (incorporated by reference to Exhibit 5.2 of Registration Statement Number 333-237566).

10.1	Ontrak, Inc. 401(k) Plan (incorporated by reference to Exhibit 10.1 of Registration Statement Number 333-237566).
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).
23.2	Consent of EisnerAmper LLP.
24.1	Power of Attorney (included on signature pages).
107	Calculation of Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 29th day of March, 2022.
Ontrak, Inc.
By:    /s/ Terren S. Peizer
Name:    Terren S. Peizer
Title:    Chairman of the Board of Directors         and Executive Chairman
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terren S. Peizer and Brandon LaVerne his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terren S. Peizer	Chairman of the Board and Executive Chairman	March 29, 2022
Terren S. Peizer

/s/ Jonathan Mayhew	Chief Executive Officer	March 29, 2022
Jonathan Mayhew	(Principal Executive Officer)

/s/ Brandon H. LaVerne	Chief Financial Officer	March 29, 2022
Brandon H. LaVerne	(Principal Financial Officer)

/s/ James J. Park	Chief Accounting Officer	March 29, 2022
James J. Park	(Principal Accounting Officer)

/s/ Richard A. Berman	Director	March 29, 2022
Richard A. Berman

/s/ Michael Sherman	Director	March 29, 2022
Michael Sherman

/s/ Edward Zecchini	Director	March 29, 2022
Edward Zecchini

/s/ Diane Seloff	Director	March 29, 2022
Diane Seloff

/s/ Robert Rebak	Director	March 29, 2022
Robert Rebak

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